UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2021 (August 8, 2021)

OBLONG, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	001-35376 (Commission File Number)	77-0312442 (IRS Employer Identification No.)

25587 Conifer Road, Suite 105-231 Conifer, Colorado 80433 (Address of principal executive offices, zip code)

(303) 640-3838 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OBLG	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 11, 2021, Oblong, Inc., a Delaware corporation (the “Company”), issued a press release announcing the Company’s financial results for the three and six months ended June 30, 2021. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 2.02 by reference.

The information contained in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof, and regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2021, the Board of Directors (the “Board”) of the Company, increased the size of the Board from three to five directors and appointed Matthew Blumberg, age 50, and Deborah Meredith, age 62, to fill the two vacant seats created by the expansion of the Board, effective as of August 16, 2021. Mr. Blumberg and Ms. Meredith will each serve a term that expires at the next annual meeting of the stockholders of the Company and until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal. Mr. Blumberg will serve on the Audit and Nominating Committees of the Board and Ms. Meredith will serve on the Compensation and Nominating Committees of the Board.

The Board determined that both Mr. Blumberg and Ms. Meredith are independent under the Company’s independence criteria for members of its Board and pursuant to the definition of independence under Rule 5605(a)(2) of the Nasdaq Listing Rules. Mr. Blumberg further satisfies the heightened standard of independence to serve as a member of the Audit Committee and has been designated as an “audit committee financial expert” as defined by the applicable regulations by the SEC. Neither Mr. Blumberg nor Ms. Meredith were selected as a director pursuant to any arrangements or understandings with the Company or with any other person, and there are no transactions among or between the Company, Mr. Blumberg and Ms. Meredith that would require disclosure under Item 404(a) of Regulation S-K.

Both Mr. Blumberg and Ms. Meredith will be compensated for their services on the Board on the same basis as each of the Company’s other non-employee directors. Annual compensation for non-employee directors is comprised of cash and stock-based equity compensation. The cash compensation consists of an annual retainer and supplemental retainers for the chairs and members of Board committees. Stock-based equity compensation consists of awards granted under the Company’s 2019 Equity Incentive Plan in the form of restricted stock or restricted stock units. A more detailed description of compensation of directors of the Company was previously reported in the Company’s Annual Report on Form 10-K for the year ending December 31, 2020, under the section titled “Director Compensation,” and such section is incorporated herein by reference. In connection with their appointment, the Company and each of Mr. Blumberg and Ms. Meredith will enter into the Company’s standard indemnification agreement for directors, the form of which was filed with the SEC on June 2, 2014, as Exhibit 10.1 to the Company’s Current Report on Form 8-K.

A copy of the press release announcing Mr. Blumberg’s and Ms. Meredith’s appointment to the Board is furnished as Exhibit 99.2 hereto.

Item 7.01. Regulation FD Disclosure.

On August 11, 2021, the Company issued the press release described in Item 2.02 of this Current Report on

Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On August 10, 2021, the Company issued the press release described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release of Oblong, Inc. dated August 11, 2021
99.2	Press release of Oblong, Inc. dated August 10, 2021

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
OBLONG, INC.

Date: August 11, 2021                    By:    /s/ Peter Holst
Name: Peter Holst
Title: President & CEO